Exhibit 99.1

             Almost Family Reports Second Quarter Operating Results
          Net Income from Continuing Operations up 57% Over Prior Year
               Total Revenues Up 14%, VN Segment Revenues Grew 27%

Almost Family today reported its results of operations for the three and six month periods ended June 30, 2005.

Quarterly Results
Net income from continuing operations grew 57% to a record $668,757 ($0.25 per diluted share) for the June 2005 quarter as compared to $424,903 ($0.17 per diluted share) in the June 2004 quarter for an increase of 57%. Revenues grew 14% to $24.8 million in the June 2005 quarter from $21.7 million in the June 2004 quarter.

On August 3, 2005, the Company announced plans to divest its adult day care
(ADC) segment. Because the Company had not committed to that divestiture until after the end of the quarter, ADC operations are included in continuing operations in the June 2005 quarter. ADC operations will be reported as discontinued operations for all subsequent periods. The Company expects to report an after-tax gain on the sale of between $5 million and $6 million ($1.90 to $2.28 per diluted share) when the transaction closes.

If the ADC divestiture had qualified for discontinued operations accounting treatment at June 30, 2005 the Company would have reported growth in net income from continuing operations of 68% to $660,484 ($0.25 per diluted share) for the June 2005 quarter from $392,710 ($0.15 per diluted share) in the June 2004 quarter. It would have reported continuing operations revenue growth of 17.8% to $19.3 million in the June 2005 quarter up from $16.4 million in the June 2004 quarter. These results exclude the effect the use of the net proceeds of the sale of the ADC operations would have had on interest expense (income) net of income tax effect.

Revenues in the Company's Caretenders Visiting Nurse (VN) segment grew 27% over the same period last year with about one half of that growth being internally generated. The April 1, 2005 acquisition of Bradenton, FL-based "Florida Home Health" VN operations added approximately $1 million in revenues and $111,000 in net income ($0.04 per diluted share) to operating results in the June 2005 quarter. Net income from continuing operations for the June 2005 quarter included $88,451 ($0.03 per diluted share) of operating losses related to VN operations started late in 2004 and first quarter 2005. Related revenues were approximately $635,000.

Net income (loss) from discontinued operations (not related to the sale of the ADC segment) for the quarter ended June 30, 2005 was a loss of ($46,119) or ($0.02) per diluted share compared to a loss of ($30,218) or ($0.01) per diluted share in 2004.

Including discontinued operations, consolidated net income increased 58% to $622,638 or $0.24 per diluted share in 2005 from $394,685 or $0.15 per diluted share in 2004.

Results of operations for the quarters ended June 30, 2005 and 2004 are set forth in the tables below:

                                              June                            June
                                              2005                            2004                          Change
                                      --------------------- --------- --------------------- ---------- ----------------- ----------

                                             Amount          % Rev           Amount           % Rev         Amount           %
                                      --------------------- --------- --------------------- ---------- ----------------- ----------

Net Revenues
Home Health Care

    Visiting Nurses                   $       10,317,868       41.7%  $        8,108,047        37.4%  $    2,209,821        27.3%
    Personal Care                              9,005,375       36.4%           8,288,627        38.2%         716,748         8.6%

                                      ---------------------           ---------------------            -----------------

                                              19,323,243       78.0%          16,396,674        75.6%       2,926,569        17.8%
    Adult Day Care                             5,449,038       22.0%           5,305,679        24.4%         143,359         2.7%

                                      ---------------------           ---------------------            -----------------

                                      $       24,772,281      100.0%  $       21,702,353       100.0%  $    3,069,928        14.1%

                                      =====================           =====================            =================
Operating Income
Home Health Care

    Visiting Nurses                   $        1,468,753       14.2%  $        1,305,639        16.1%  $      163,114        12.5%
    Personal Care                                941,215       10.5%             689,023         8.3%         252,192        36.6%

                                      ---------------------           ---------------------            -----------------

                                               2,409,968       12.5%           1,994,662        12.2%         415,306        20.8%
    Adult Day Care                               355,328        6.5%             357,947         6.7%          (2,619)       -0.7%

                                      ---------------------           ---------------------            -----------------

                                               2,765,296       11.2%           2,352,609        10.8%         412,687        17.5%
Unallocated Corp Expenses                      1,582,486        6.4%           1,518,755         7.0%          63,731         4.2%

                                      ---------------------           ---------------------            -----------------

                                               1,182,810        4.8%             833,854         3.8%         348,956        41.8%
Facility gains (losses)                           (8,317)       0.0%              (2,566)        0.0%          (5,751)      224.1%
Interest Expense                                  97,106        0.4%             123,116         0.6%         (26,010)      -21.1%

                                      ---------------------           ---------------------            -----------------

Pre-Tax Income                                 1,077,387        4.3%             708,172         3.3%         369,215        52.1%
Income Taxes                                     408,630        1.6%             283,269         1.3%         125,361        44.3%

                                      ---------------------           ---------------------            -----------------
Net Income from Continuing

    Operations                        $          668,757        2.7%  $          424,903         2.0%  $      243,854        57.4%
Income (loss) from discontinued

    operations, net of tax                       (46,119)                        (30,218)                     (15,901)       52.6%
                                      ---------------------           ---------------------            -----------------

Net Income                            $          622,638              $          394,685               $      227,953        57.8%

                                      =====================           =====================            =================

Diluted Earnings Per Share

    Diluted Shares Outstanding                 2,627,375                       2,552,978                       74,397         2.9%
    Continuing Operations             $             0.25              $             0.17               $         0.08        47.8%
    Discontinued Operations                        (0.02)                          (0.02)                       (0.00)          NM

                                      ---------------------           ---------------------            -----------------

                                      $             0.24              $             0.15               $         0.08        53.3%

                                      =====================           =====================            =================


Continuing Operations:

   EBITDA                             $        1,763,648              $        1,440,223               $      323,425        22.5%
   Effective Tax Rate                               38.6%                           40.0%                       (1.4%)


William B. Yarmuth, Chairman and CEO commented on the operating results: "The fact that we are producing record levels of net income from continuing operations, whether with or without the ADC operations, clearly says we are on the right strategic path. We are very pleased with our results for the quarter which saw accelerated revenue growth rates in all our operating segments. VN leads the way with 27% revenue growth, half of which came from acquisitions and half of which was internally generated. However, our in-home personal care (PC) segment also contributed almost 9% revenue growth all of which was internally generated."


"While we are pleased with our results for the quarter, as we said last week we think we can do more. With the divestiture of the ADC segment, all our management time and talent will be turned toward accelerating our growth in our home health operations. With the amount of capital now available to us we will seek to be more aggressive in our approach to acquisitions and startups and we will redouble our efforts to increase the effectiveness and efficiency of our sales and marketing activities," Yarmuth concluded.


The Company noted that before considering the purchase price of acquisitions completed, its cash flows resulted in debt reduction of approximately $2.1 million in the quarter ended June 30, 2005 and about $7.9 million in the twelve months ended June 30, 2005. Following completion of the sale of its ADC segment, the Company expects to have about $4 million in cash, no balance then outstanding on its bank credit facility, and approximately $18 million in borrowing capacity under that facility.

Year to Date Results
Net income from continuing operations grew 43% to $1,089,421 ($0.42 per diluted share) for the six months ended June 2005 as compared to $762,607 ($0.30 per diluted share) in the six months ended June 2004. Revenues grew 12% to $48.3 million in the six months ended June 2005 from $43.2 million in the six months ended June 2004.

If the ADC divestiture had qualified for discontinued operations accounting treatment at June 30, 2005 the Company would have reported growth in net income from continuing operations of 25% to $1,218,043 ($0.46 per diluted share) for the six months ended June 2005 from $973,873 ($0.38 per diluted share) in the six months ended June 2004. It would have reported continuing operations revenues growth of 15% to $37.7 million in the six months ended June 2005 up from $32.8 million in the six months ended June 2004. These results exclude the effect the use of the net proceeds of the sale of the ADC operations would have had on interest expense (income) net of income tax effect.

Revenues in the Company's Caretenders Visiting Nurse (VN) segment grew 21% over the same period last year with about two-thirds of that growth being internally generated. The April 1, 2005 acquisition of Bradenton, FL-based "Florida Home Health" VN operations added approximately $1 million in revenues and $111,000 in net income ($0.04 per diluted share) to operating results for the six months ended June 2005. Net income from continuing operations for the six months ended June 2005 included $226,564 ($0.09 per diluted share) of operating losses related to VN operations started late in 2004 and first quarter 2005. Related revenues were approximately $914,000.

Net income (loss) from discontinued operations (not related to the sale of the ADC segment) for the six months ended June 30, 2005 was a loss of $82,849 ($0.03 per diluted share) compared to a loss of $66,559 ($0.03 per diluted share) in 2004.

Including discontinued operations, consolidated net income increased 45% to $1,006,572 or $0.38 per diluted share in 2005 from $696,047 or $0.27 per diluted share in 2004.

Results of operations for the six months ended June 30, 2005 and 2004 are set forth in the tables below:

                                              June                            June
                                              2005                            2004                          Change
                                      --------------------- --------- --------------------- ---------- ----------------- ----------

                                             Amount          % Rev           Amount           % Rev         Amount           %
                                      --------------------- --------- --------------------- ---------- ----------------- ----------
Net Revenues
Home Health Care

    Visiting Nurses                   $       19,973,387       41.4%  $       16,449,457        38.1%  $    3,523,930        21.4%
    Personal Care                             17,761,807       36.8%          16,390,519        38.0%       1,371,288         8.4%

                                      ---------------------           ---------------------            -----------------

                                              37,735,194       78.1%          32,839,976        76.1%       4,895,218        14.9%
    Adult Day Care                            10,556,220       21.9%          10,330,793        23.9%         225,427         2.2%

                                      ---------------------           ---------------------            -----------------

                                      $       48,291,414      100.0%  $       43,170,769       100.0%  $    5,120,645        11.9%

                                      =====================           =====================            =================
Operating Income
Home Health Care

    Visiting Nurses                   $        3,091,779       15.5%  $        2,813,815        17.1%  $      277,964         9.9%
    Personal Care                              1,637,358        9.2%           1,395,693         8.5%         241,665        17.3%

                                      ---------------------           ---------------------            -----------------

                                               4,729,137       12.5%           4,209,508        12.8%         519,629        12.3%
    Adult Day Care                               603,949        5.7%             217,126         2.1%         386,823       178.2%

                                      ---------------------           ---------------------            -----------------

                                               5,333,086       11.0%           4,426,634        10.3%         906,452        20.5%
Unallocated Corp Expenses                      3,357,962        7.0%           2,891,518         6.7%         466,444        16.1%

                                      ---------------------           ---------------------            -----------------

                                               1,975,124        4.1%           1,535,116         3.6%         440,008        28.7%
Facility gains (losses)                           (8,317)       0.0%               3,854         0.0%         (12,171)     -315.8%
Interest Expense                                 188,313        0.4%             267,959         0.6%         (79,646)      -29.7%

                                      ---------------------           ---------------------            -----------------

Pre-Tax Income                                 1,778,494        3.7%           1,271,011         2.9%         507,483        39.9%
Income Taxes                                     689,072        1.4%             508,405         1.2%         180,667        35.5%

                                      ---------------------           ---------------------            -----------------
Net Income from

Continuing                            $        1,089,422        2.3%  $          762,607         1.8%  $      326,816        42.9%
Operations
Income (loss) from discontinued
operations, net of tax                $          (82,849)             $          (66,559)              $      (16,290)       24.5%

                                      ---------------------           ---------------------            -----------------

Net Income                            $        1,006,573              $          696,047               $      310,526        44.6%

                                      =====================           =====================            =================

Diluted Earnings Per Share

    Diluted Shares Outstanding                 2,622,501                       2,553,915                       68,586         2.7%
    Continuing Operations             $             0.42              $             0.30               $         0.12        40.0%
    Discontinued Operations           $            (0.03)             $            (0.03)              $        (0.00)          NM

                                      ---------------------           ---------------------            -----------------

                                      $             0.38              $             0.27               $         0.12        44.4%

                                      =====================           =====================            =================


Continuing Operations:

      EBITDA                          $          3,160,453            $          2,752,059             $        408,393        14.8%
      Effective Tax Rate                              38.7%                           40.0%                       (1.3%)





Non-GAAP Financial Measures
The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA:

EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in measurements of borrowing availability and certain covenants contained in our credit agreement.


The following table sets forth a reconciliation of net income to EBITDA:

                                                                        Quarter Ended June 30,
                                                           ------------------------ ------------------------
                                                                    2005                     2004
                                                           ------------------------ ------------------------
         Net Income from continuing operations             $              668,757   $             424,903
         Add Back:
         Interest Expense                                                  97,106                 123,116
             Income Taxes                                                 408,630                 283,269
             Depreciation & Amortization                                  589,155                 608,935
                                                           ------------------------ ------------------------
         Earnings Before Interest, Income Taxes,
         Depreciation & Amortization (EBITDA) from
         continuing operations                             $            1,763,648   $           1,440,223
                                                           ======================== ========================


                                                                       Six Months Ended June 30,
                                                            -------------------------------------------------
                                                                     2005                     2004
                                                            ------------------------ ------------------------

         Net Income from continuing operations              $             1,089,422  $              762,607
         Add Back:

             Interest Expense                                               188,313                 267,959
             Income Taxes                                                   689,072                 508,405
             Depreciation & Amortization                                  1,193,646               1,213,088
                                                            ------------------------ ------------------------
         Earnings Before Interest, Income Taxes,
         Depreciation & Amortization (EBITDA) from

         continuing operations                              $             3,160,453  $            2,752,059

                                                            ======================== ========================


The Company's 2004 Form 10-K includes a description of its business plan which calls for an increase in emphasis on the Visiting Nurse segment.

Almost Family, Inc. TM and subsidiaries (collectively "Almost Family") is a leading regional provider of home health nursing services and adult day health services. The Company has service locations in Florida, Kentucky, Ohio, Maryland, Connecticut, Massachusetts, Alabama and Indiana (in order of revenue significance).

Contact: William Yarmuth or Steve Guenthner (502) 891-1000.


All statements, other than statements of historical facts, included in this news release, including the objectives and expectations of management for future operating results, the Company's ability to complete the sale of its ADC segment, the Company's ability to accelerate growth in its home health operations, the Company's ability to generate VN revenue growth, the Company's ability to acquire visiting nurse agencies at prices it is willing to pay, the Company's ability to increase the efficiency and effectiveness of its sales and marketing efforts, the Company's ability to attract investment of additional capital, the Company's ability to generate positive cash flows, and the Company's expectations with regard to market conditions, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry, and the Company's self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2004, in particular information under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company disclaims any intent or obligation to update its forward-looking statements.